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                                                                    EXHIBIT 99.1

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 150,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share.

COMMON STOCK

     Holders of common stock are entitled to one vote per share in all matters to be voted on by the shareholders. Shareholders may not cumulate their votes in the election of directors. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Price Range of our Common Stock and Dividend Policy." In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of or making provision for our liabilities and the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and there is no redemption or sinking fund provision with respect to any such shares. The rights, preferences and privileges of shares of common stock are subject to, and may be materially and adversely affected by, the rights of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

     We are authorized to issue up to 5,000,000 shares of preferred stock. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of preferred stock, as well as to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the shareholders. The Board of Directors, without shareholder approval, may issue preferred stock having voting and conversion rights which could materially and adversely affect the voting power of the holders of common stock, and having liquidation preferences and rights to dividends that could decrease or eliminate the amount of earnings and assets available for distribution to holders of common stock as dividends or on liquidation. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control. We currently have no shares of preferred stock outstanding.

EXCHANGEABLE STOCK

     One of our subsidiaries has exchangeable stock issued and outstanding, which is reflected in our consolidated capitalization. The exchangeable stock is, as nearly as practicable, the economic equivalent of Cray common stock. Through the provisions of the exchangeable stock and certain agreements executed in connection with the acquisition of OctigaBay Systems Corporation, the holders of exchangeable stock have the following rights:

          (a) the right to exchange such stock for Cray common stock on a one-for-one basis as discussed in the following paragraph;

          (b) the right to receive dividends, on a per share basis, in amounts (or property in the case of non-cash dividends) which are the same as, and which are payable at the same time as, dividends declared on the Cray common stock; and

          (c) the right to participate in certain liquidation events, on a pro rata basis with the holders of Cray common stock in the distribution of the assets of Cray, through the mandatory exchange of exchangeable stock for Cray common stock.

     Holders of the exchangeable stock are entitled at any time, upon delivery of a certificate representing exchangeable stock and a duly executed retraction request, to require Cray's subsidiary to redeem any or all of their exchangeable stock for Cray common shares. However, Cray, through its subsidiary, has the right, but not the obligation, to purchase the exchangeable shares that are the subject of the request for a purchase price payable in Cray common shares, provided that such request is not revoked by the retracting holder.

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     The holders of the exchangeable stock have no voting rights in Cray's subsidiary, except as required by law or the provisions of the exchangeable stock and certain agreements executed in connection with the acquisition of OctigaBay Systems Corporation.

     Subject to applicable law and certain redemption rights, on the redemption date, all of the outstanding exchangeable stock will be redeemed by Cray's subsidiary for a redemption price payable in Cray common stock. Cray, through another subsidiary, will have the right, but not the obligation, to purchase on the redemption date the outstanding exchangeable stock for a purchase price payable in Cray common stock.

     The redemption date is on or after April 1, 2009. However, in certain circumstances, Cray, through its subsidiary, has the right to require a redemption of the exchangeable stock prior to this date. An early redemption may occur in the following circumstances: (i) there being outstanding fewer than 10% of the number of exchangeable stock originally issued and outstanding on April 1, 2004 (other than exchangeable stock held by Cray and its affiliates); (ii) the occurrence of certain Cray control transactions; (iii) a proposal for an exchangeable stock voting event; or (iv) the failure to approve or disapprove, as applicable, an exempt exchangeable stock voting event as such terms are defined in the applicable documentation.

WASHINGTON BUSINESS CORPORATION ACT AND THE ARTICLES OF INCORPORATION AND BYLAWS

  GENERAL

     In general, our articles of incorporation and bylaws provide that:

     - the Board of Directors shall have no less than six members, the actual number to be set in the bylaws (the bylaws set the actual number at nine directors; we currently have nine directors);

     - directors may only be removed for cause by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect directors at a special meeting called for that purpose;

     - the existing directors or the shareholders may fill any vacancy or newly created directorship with a new director, except that a vacancy created by the removal of a director for cause may be filled only by a vote of the holders of two-thirds of the shares entitled to elect directors; and

     - only the chairman of the board, the president, vice-president, secretary or treasurer, or any two or more directors may call a meeting of the Board of Directors.

     We are a Washington corporation, and we are subject to the Washington Business Corporation Act. Under the laws of Washington, the articles of incorporation generally can be amended only with the approval of our board of directors and our shareholders, except that the Board of Directors can amend the articles of incorporation without shareholder approval to authorize one or more series of preferred stock. Our articles of incorporation provide that the articles of incorporation cannot be amended without the approval of our board of directors and the holders of at least two-thirds of the outstanding shares of common stock and preferred stock, if any, voting as separate groups, except that if a majority of Continuing Directors approve the amendment only the approval of the holders of at least a majority of the outstanding shares of common stock and preferred stock, if any, voting as separate groups, is required. Our articles of incorporation define Continuing Directors as directors who were members of the Board on August 31, 1995 or were elected to the Board after August 31, 1995, after being nominated by a majority of the Continuing Directors voting separately and as a subclass of directors.

     Provisions of the Washington Business Corporation Act and our articles of incorporation and bylaws may discourage or make more difficult the acquisition of control of Cray through a tender offer, open market purchase, proxy contest or otherwise. These provisions are intended to discourage and may have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids and of encouraging persons seeking to acquire control of Cray first to negotiate with us. Our management believes that the foregoing measures, many of which are substantially similar to the takeover-related measures in effect for many other publicly-held companies, provide benefits by enhancing our ability to negotiate with a person making an unfriendly or unsolicited proposal to take over or restructure Cray. We believe that these benefits

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outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

     Provisions of the Washington Business Corporation Act, in addition to provisions of our articles of incorporation and bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have anti-takeover effect. We have summarized the key provisions below.

  Articles of Incorporation

     The Washington Business Corporation Act requires approval by the holders of at least two-thirds of the outstanding shares entitled to vote for the merger of a Washington corporation with another corporation, with certain exceptions, unless the articles of incorporation provide otherwise. Our articles of incorporation provide that the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote, including two-thirds of the holders of preferred stock, if any, voting as a separate group, is required for certain business combinations described in our articles of incorporation. However, if a business combination is approved by a majority of the Continuing Directors (as defined above), voting separately and as a subclass of directors, such business combination, if required to be approved by the shareholders pursuant to the Washington Business Corporation Act or our articles of incorporation, shall be approved by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote, including the holders of preferred stock, if any, voting as a separate group. Under our articles of incorporation, a "business combination" requiring approval includes:

     - a merger, share exchange or consolidation of Cray or any of its subsidiaries with any other corporation;

     - the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by Cray or any of its subsidiaries of all or a substantial part of Cray's assets otherwise than in the usual and regular course of business; or

     - any agreement, contract or other arrangement providing for any of the foregoing transactions.

  Bylaws

     Our bylaws provide that, so long as we are a public company, our shareholders may call a special meeting of the shareholders only if the holders of not less than 30% of all the votes entitled to be cast on the issue proposed to be considered at the meeting deliver a written demand to the secretary. Our bylaws also provide that any amendment to the bylaws must be approved by a majority of the Continuing Directors or the affirmative vote of the holders of at least two-thirds of the outstanding shares, including the holders of preferred stock, if any, voting as a separate group.

  SIGNIFICANT BUSINESS TRANSACTIONS IN WASHINGTON

     Chapter 23B.19 of the Washington Business Corporation Act prohibits public companies in Washington from engaging in "significant business transactions" (with certain exceptions) with any person or group of persons who beneficially own 10% or more of the voting shares of the public company for a period of five years after such share acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the board of directors of the public company prior to the time of the initial acquisition of shares by the acquiring person. These significant business transactions include:

     - a merger, share exchange or consolidation with, dispositions of assets with an aggregate market value equal to 5% or more of the total market value of all of the public company's assets or all of the public company's outstanding shares to, or issuance or redemption of shares to or from, the acquiring person or its affiliates or associates;

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     - termination of 5% or more of the Washington-based employees of the public company over the course of the five-year period following the acquiring person's acquisition of 10% or more of the shares of the public company, if such termination is the result of the acquiring person's acquisition;

     - the liquidation or dissolution of the public company pursuant to an arrangement with an acquiring person;

     - a reclassification of securities of the public company pursuant to an arrangement with an acquiring person that has the effect of increasing the proportionate share of voting securities of the public company owned by the acquiring person;

     - an issuance to the acquiring person, or a transfer or redemption in favor of the acquiring person, by the public company of shares, options, warrants or other rights to acquire shares of the public company if the issuance, transfer or redemption is not made to all shareholders of the public company on the same proportionate basis; or

     - receipt by the acquiring person from the public company of the benefit of any loan, advance, guarantee, pledge, other financial assistance, tax credit or other tax advantage that is not made to all shareholders of the public company.

     After the five-year period, certain significant business transactions may still not occur unless they comply with certain fair price provisions of the statute or are approved by disinterested shareholders.

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